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                                                                    EXHIBIT 3.25


                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                                Delivered 11:05 AM 09/02/2003
                                                  FILED 11:05 AM 09/02/2003
                                                SRV 030564918 - 3105815 FILE



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Sandy City Holdings, Inc.

      Sandy City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of Sandy City Holdings, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

      "The name of the corporation is IASIS Hospital Nurse Staffing Company"

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute ware voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon the earlier of filing with the Secretary of State of Delaware or September 1, 2003.

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      IN WITNESS WHEREOF, said Sandy City Holdings, Inc. has caused this certificate to be signed by Frank A. Coyle, its Secretary, this 29th day of August, 2003.

                                       /s/ Frank A. Coyle
                                       -----------------------------------------
                                       By: Frank A. Coyle, Secretary